Exhibit 99.1

IntelGenx and RedHill Biopharma Announce Acceptance for Review of European Marketing Application for RIZAPORT™ for Migraines

• The German Federal Institute for Drugs and Medical Devices (“BfArM”) has validated the European Marketing Authorization Application submitted for RIZAPORT™ and initiated its formal review of the application on November 25, 2014

• IntelGenx and RedHill continue to work with the FDA to resolve the remaining Chemistry, Manufacturing and Controls (“CMC”) issues and secure a compliant source of the raw material, in order to advance potential FDA approval of the U.S. New Drug Application submitted by the companies

• RIZAPORT™ oral thin film formulation of rizatriptan for acute migraines presents an attractive therapeutic alternative for many migraine patients, including those suffering from migraine-related nausea, due to its convenient dosing, lack of need for water intake and pleasant flavoring

Saint Laurent, Quebec - December 1, 2014 - IntelGenx Corp. (TSXV: IGX) (OTCQX: IGXT) ("IntelGenx"), a Canadian drug delivery company focused on oral drug delivery, today announced, together with RedHill Biopharma Ltd. (NASDAQ: RDHL; TASE: RDHL) (“RedHill”), an Israeli biopharmaceutical company primarily focused on late clinical-stage drugs for inflammatory and gastrointestinal diseases, including gastrointestinal cancers, that the German Federal Institute for Drugs and Medical Devices (“BfArM”) validated the Marketing Authorization Application (“MAA”) for RIZAPORT™, an oral thin film formulation of rizatriptan for acute migraines, and has initiated the formal review process of the application on November 25, 2014. BfArM's potential feedback regarding the MAA is expected during the second half of 2015.

RIZAPORT™ oral thin film does not require the patient to swallow a pill or consume water and presents an attractive therapeutic alternative for many migraine patients, including those who suffer from migraine-related nausea, estimated to be approximately 80% of the total migraine patient population1.

The MAA was submitted under the European Mutual Recognition Procedure with Germany as the reference member state and Luxemburg as the Concerned Member State. The submission is supported by several studies and follows a positive scientific advice meeting with the BfArM.

IntelGenx and RedHill submitted a New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) in March 2013 seeking marketing approval of RIZAPORT™ in the U.S. Following a complete response letter received from the FDA in February 2014, which raised questions primarily related to CMC, IntelGenx and RedHill reported that they believe that FDA approval of the RIZAPORT™ NDA is subject to the satisfactory resolution of the remaining CMC questions, as well as securing a compliant source of the raw material. Accordingly, the companies continue to work with the FDA in order to address and resolve all remaining CMC questions and to secure a compliant source of the raw material.

About RIZAPORT™:

RIZAPORT™ is a proprietary oral thin film formulation of rizatriptan benzoate, a 5-HT1 receptor agonist and the active drug in Merck & Co.’s Maxalt®. Marketing applications for RIZAPORT™ have been filed both in the U.S. (NDA filed in March 2013) and in Europe (MAA filed in October 2014). Rizatriptan is considered one of the most effective oral triptans, a class of molecules that constrict blood vessels in the brain to relieve swelling and other migraine symptoms. The worldwide annual sales of triptans were estimated to have exceeded $1 billion in 20132.

RIZAPORT™ is based on IntelGenx' proprietary VersaFilm™ technology. It dissolves rapidly and releases its active ingredient in the mouth, leading to an efficient absorption of the drug through the gastro intestinal tract. The administration method of the RIZAPORT™ oral thin film which does not require the patient to swallow a pill or consume water, along with its pleasant flavoring, presents an attractive therapeutic alternative for many migraine patients, including those who suffer from migraine-related nausea, estimated to be approximately 80% of the total migraine patient population3.

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' development pipeline includes products for the treatment of indications such as severe depression, hypertension, erectile dysfunction, migraine, insomnia, CNS indications, idiopathic pulmonary fibrosis, oncology and pain, as well as animal health products. More information is available about the company at www.intelgenx.com.

About RedHill Biopharma Ltd.:

RedHill Biopharma Ltd. (NASDAQ: RDHL) (TASE: RDHL) is an emerging Israeli biopharmaceutical company focused on the development and acquisition of late clinical-stage, proprietary drugs for the treatment of inflammatory and gastrointestinal diseases, including gastrointestinal cancers. RedHill’s current pipeline of proprietary products includes: (i) RHB-105 - an oral combination therapy for the treatment of Helicobacter pylori infection, with an ongoing first Phase III study; (ii) RHB-104 - an oral combination therapy for the treatment of Crohn's disease, with an ongoing first Phase III study; (iii) RHB-102 - a once-daily oral pill formulation of ondansetron with a Phase III study in the U.S. for acute gastroenteritis and gastritis and a planned European marketing application for chemotherapy and radiotherapy-induced nausea and vomiting (iv) RHB-106 - an encapsulated formulation for bowel preparation licensed to Salix Pharmaceuticals, Ltd.; (v) MESUPRON™ - a Phase II-stage uPA inhibitor, administered by oral capsule, targeting gastrointestinal and other solid tumor cancers; (vi) RP101 - currently subject to an option-to-acquire by RedHill, RP101 is a Phase II-stage Hsp27 inhibitor, administered by oral tablet, targeting pancreatic and other gastrointestinal cancers; (vii) RIZAPORT™ (RHB-103) - an oral thin film formulation of rizatriptan for acute migraines with a U.S. NDA currently under discussions with the FDA and a European marketing application submitted in October 2014; and (viii) RHB-101 - a once-daily oral pill formulation of the cardio drug carvedilol. For more information please visit www.redhillbio.com

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTCQX has neither approved nor disapproved the contents of this press release.

Investor Contact:

COCKRELL GROUP
T: 877.889.1972
investorrelations@thecockrellgroup.com
cockrellgroup.com

Company Contact:

Dr. Horst G. Zerbe,
President and CEO
IntelGenx Technologies Corp.
T: +1 514-331-7440 (ext. 201)
F: +1 514-331-0436
horst@intelgenx.com
www.intelgenx.com

1 Lipton RB, Buse DC, Saiers J, Fanning KM, Serrano D, Reed ML. (2013) Frequency and burden of headache- related nausea: results from the American Migraine Prevalence and Prevention (AMPP) study, Headache.2013 Jan;53(1):93-103
2 EvaluatePharma, 2013 WW annual sales by pharmacological class, 5-HT1B (serotonin) & 5HT1D (serotonin) agonist
3 Lipton RB, Buse DC, Saiers J, Fanning KM, Serrano D, Reed ML. (2013) Frequency and burden of headache- related nausea: results from the American Migraine Prevalence and Prevention (AMPP) study, Headache.2013 Jan;53(1):93-103